                                  Three months ended       Six months ended
                                     September 30,           September 30,
                                    1997        1996       1997        1996
                                 ---------   ---------  ----------  ----------
Net income as reported . . . . .  $984,000    $672,000  $1,770,000  $1,257,000
                                 =========   =========  ==========  ==========
Primary:
  Common and common equivalent shares
  outstanding:
    Weighted average number of
      common shares outstanding. 3,219,591   3,104,188   3,204,895   3,102,998
    Common stock equivalents
      from options computed on
      the treasury-stock method
      using the average fair
      market value of common
      stock during the period. .   165,299     144,671     157,639     142,934
                                 ---------   ---------  ----------  ----------
    Shares used in the
      computation. . . . . . . . 3,384,890   3,248,859   3,362,534   3,245,932
                                 =========   =========  ==========  ==========
  Primary net income per share .     $0.29       $0.21       $0.53       $0.39
                                 =========   =========  ==========  ==========

Fully Diluted:
  Common and common equivalent shares
  outstanding:
    Weighted average number of
      common shares outstanding. 3,219,591   3,104,188   3,204,895   3,102,998
    Common stock equivalents from
      options computed on the
      treasury-stock method using
      the higher of the average
      fair market value of common
      stock during the period or
      at the end of the period .   184,075     163,454     169,526     152,326
                                 ---------   ---------  ----------  ----------
    Shares used in the
      computation. . . . . . . . 3,403,666   3,267,642   3,374,421   3,255,324
                                 =========   =========  ==========  ==========
  Fully diluted net income per
    share. . . . . . . . . . . .     $0.29       $0.21       $0.52       $0.39
                                 =========   =========  ==========  ==========

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